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CITY NATIONAL ASSET MANAGEMENT, INC.
Code of Ethics

June, 2010

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TABLE OF CONTENTS

I.	PURPOSE OF THE CODE OF ETHICS		1

II.	FIDUCIARY OBLIGATIONS IN GENERAL		2

III.	DEFINITIONS		3

	A.	“Access Person”	3

	B.	“Affiliated Fund”	3

	C.	“Automated Investment Plan”	3

	D.	“Beneficial Ownership”	3

	E.	“Control”	3

	F.	“Fund”	4

	G.	“Initial Public Offering (IPO)”	4

	H.	“Inside Information”	4

	I.	“Limited Offering”	4

	J.	“Personal Account”	4

	K.	“Publicly Traded Security”	5

	L.	“Purchase or sale of a security”	5

	M.	“Reportable Security”	5

	N.	“Security”	5

	O.	“Security Held or to be Acquired”	6

IV.	INSIDER TRADING		6

	A.	Policy Statement Regarding Insider Trading	6

	B.	Procedures to Prevent Insider Trading	7

	C.	Penalties for Insider Trading	8

	D.	Insider Trading Defined	8

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		1.	Who is an Insider?	9
		2.	What is Material Information?	9
		3.	What is Nonpublic Information?	9
		4.	What is “Trading on the Basis of” Material Nonpublic Information?	9

V.	OTHER CONFIDENTIAL INFORMATION			10

	A.	Confidential Information Defined		11

	B.	Policy Statement Regarding Use and Treatment of Confidential Information		11

	C.	Procedures Regarding Use and Treatment of Confidential Information		11

VI.	PERSONAL TRADING			12

	A.	Fiduciary Duty to Avoid Conflicts of Interest with Client Accounts		12

	B.	Policy Statement Regarding Personal Trading		12

	C.	Personal Account Exemptions for Publicly Traded Securities		12

	D.	Personal Trading Prohibitions and Restrictions		13
		1.	Blackout Period Applicable to CNC Securities	13
		2.	Ban on Excessive Trading of Affiliated Funds	13
		3.	Exceptions to Ban on Excessive Trading of Affiliated Funds	14
		4.	Ban on Short-Term Trading Profits	14
		5.	Exceptions to Ban on Short-Term Trading Profits	14

	E.	Procedures Regarding Personal Trading		14
		1.	Pre-Clearance	14
		2.	Execution of Trades	15
		3.	Limited Investment Opportunities	16
		4.	Exceptions to the Pre-clearance Requirements	16

	F.	Reports of Personal Transactions (for All Reportable Securities)		18

		1.	Submission of Reports	18
		2.	Review and Retention of Reports	19

VII.	OTHER BUSINESS CONDUCT			20

	A.	Directorships Require Approval		20

	B.	No Special Favors		20

	C.	Restrictions on Gifts		20
		3.	Policy Statement	20
		4.	De Minimis Gifts	20
		5.	Entertainment	22

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VIII.	MISCELLANEOUS			22

	A.	Importance Of Adherence To Procedures		22

	B.	Interpretations and Exceptions		22

	C.	Annual Circulation/Certification of Receipt of Code and Amendments		22

	D.	Obligations Related to Registered Investment Companies		22
		1.	Periodic Reporting	22
		2.	Annual Certification	23

	E.	Reporting of Violation of the Code		23

	F.	Retention of Records		24

	G.	Questions		24

List of Exhibits

Exhibit A	Personal Trading Authorization Form: Request for Pre-approval of Purchase or Sale of Publicly Traded Securities for Personal Account
Request for Pre-approval of Purchase or Sale of a Limited Investment Opportunity
Exhibit B	Initial Holdings Report
Exhibit C	Quarterly Transaction Report
Exhibit D	Broker or other Custodian Confirmation Request Form Letter
Exhibit E	Annual Holdings Report
Exhibit F	Annual Certification
Exhibit G	Annual Certification of the Adviser

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CITY NATIONAL ASSET MANAGEMENT, INC.
CODE OF ETHICS
Adopted Under
Rule 17j-1 under the Investment Company Act Of 1940
And Rule 204A-1 under the Investment Advisers Act Of 1940

City National Asset Management, Inc. (“CNAM, Inc.”) is registered as an investment adviser with the Securities and Exchange Commission (the “SEC”). CNAM, Inc. has adopted the policies and procedures set forth in this Code of Ethics (this “Code”) which govern the activities of each director, manager, officer and employee of CNAM, Inc. (collectively, the “Employees”). For the purposes of this Code, all City National Bank (“CNB”) employees who are employees of the City National Asset Management Department of CNB’s Wealth Management Services and have access to nonpublic information regarding purchases and sale of securities for CNAM, Inc.’s clients, or nonpublic information regarding portfolio holdings of CNAM, Inc.’s clients, or who are involved in making securities recommendations with respect to CNAM, Inc.’s clients or who have access to such recommendations that are nonpublic, are considered dual Employees of CNB and CNAM, Inc., and subject to this Code.

I.	PURPOSE OF THE CODE OF ETHICS

Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), requires CNAM, Inc., as an SEC registered investment adviser, to establish, maintain and enforce a written code of ethics that, at a minimum, sets the standard of business conduct that CNAM, Inc. requires of its Employees, requires Employees to comply with applicable federal securities laws,1 and sets forth provisions regarding personal securities transactions by Employees.

In addition, Rule 204A of the Advisers Act requires CNAM, Inc. to establish, maintain and enforce written policies and procedures reasonably designed to prevent the misuse of material, non-public information.  Furthermore, CNAM, Inc. and each of its Employees has a fiduciary obligation to CNAM, Inc.’s clients to protect the confidentiality of all proprietary, sensitive or other confidential information communicated to CNAM, Inc. or such Employees by its clients. Finally, because CNAM, Inc. and each of its Employees is a fiduciary to CNAM, Inc.’s clients, CNAM, Inc. and such Employees must maintain the highest ethical standards and refrain from engaging in activities that may create actual or apparent conflicts of interest between CNAM, Inc. or such Employees, on the one hand, and CNAM, Inc.’s clients, on the other.

To ensure that federal securities laws are not violated, that client confidences are maintained, and that conflicts of interest are avoided, CNAM, Inc. has adopted the policies and

1 “Federal securities laws” means the Securities Act of 1933 (the “1933 Act”), the Securities Exchange Act of 1934 (the “1934 Act”), the Investment Company Act of 1940 (the “Investment Company Act”), the Advisers Act, Title V of the Gramm-Leach-Bliley Act (“GLB Act”), any rules adopted by the SEC under these statutes, the Bank Secrecy Act as it applies to investment companies and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

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procedures set forth in this Code. The policies and procedures set forth in this Code are intended to articulate CNAM, Inc.’s policies, educate the Employees about the issues and CNAM, Inc.’s policies, establish procedures for complying and monitoring compliance with those policies and procedures, and ensure to the extent feasible that CNAM, Inc. satisfies its obligations in this area.  By doing so, CNAM, Inc. hopes to ensure that the highest ethical standards are maintained by CNAM, Inc. and its Employees and that the reputation of CNAM, Inc. is sustained. While CNAM, Inc. is confident that its Employees act with integrity and good faith, it recognizes that personal interests may conflict with the interests of CNI Charter Funds (the “Trust”), CNAM, Inc.’s client, and its shareholders where officers or employees:

•	know about the Trust’s present or future portfolio transactions or have the power to influence the Trust’s portfolio transactions; and

•	engage in securities transactions for their personal account(s).

II.	FIDUCIARY OBLIGATIONS IN GENERAL

As a fiduciary to the Trust, each Employee must avoid actual and apparent conflicts of interest with the Trust.  Such conflicts of interest could arise if securities are bought or sold for personal accounts in a manner that would significantly compete with the purchase or sale of securities for the Trust, or if securities are bought or sold for the Trust in a manner that is advantageous to such personal accounts.  Also, the SEC has determined that it is a conflict of interest for an investment adviser’s employees to personally take advantage of a limited investment opportunity without first considering whether the investment is appropriate for any of the investment adviser’s clients. CNAM, Inc.’s Employees are first obligated to make any such limited opportunity available to the Trust.  More information describing such conflicts of interest and the compliance procedures for avoiding such conflicts of interest are set forth below.

Fraudulent activities by Employees are prohibited. Specifically, any Employee, in connection with the purchase or sale, directly or indirectly, by such Employee of a security held or that is being or has been considered by the Trust or CNAM, Inc. for purchase within the most recent 15 days may not:

•	Employ any device, scheme or artifice to defraud CNAM, Inc.’s clients;

•
Make any untrue statement of a material fact to CNAM, Inc.’s clients or omit to state a material fact necessary in order to make the statements made to CNAM, Inc.’s clients, in light of the circumstances under which they are made, not misleading;

•	Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on CNAM, Inc.’s clients;

•	Engage in any manipulative practice with respect to CNAM, Inc.’s clients.

If you have any questions regarding this Code, please contact the Chief Compliance Officer.

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III.	DEFINITIONS

For purposes of this Code:

A.
“Access Person” means any Employee (i) who has access to nonpublic information regarding any client’s purchase or sale of securities, or (ii) who is involved in making securities recommendations to clients, or who has access to information regarding such recommendations that is nonpublic.  All Employees are presumed to be Access Persons.

B.	“Affiliated Fund” means any series of the Trust or any other mutual fund whose investment adviser or principal underwriter controls, is controlled by or is under common control with, CNAM, Inc.

C.
“Automated Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.  An automatic investment plan includes a dividend reinvestment plan.

D.
“Beneficial Ownership” is interpreted in the same manner as it would be under Rule 16a-1(a)(2) in determining whether a person has beneficial ownership of a security for purposes of Section 16 of the 1934 Act.  In general, beneficial ownership means that a person, directly, or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities.  A pecuniary interest means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities.  An indirect pecuniary interest includes:

1.	securities held by a member of a person’s immediate family sharing the same household;

2.	a person’s interest in securities held by a trust; and

3.
a person’s right to acquire securities through the exercise of a derivative security.  The definition of “beneficial ownership” is complex, and if you have any question whether you have a beneficial interest in a security, please consult with the Chief Compliance Officer.  Any report filed under this Code may state that the report is not to be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security to which the report relates.

E.
“Control”  means the same as it does under Section 2(a)(9) of the 1940 Act.  Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.  Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder of such securities control over the company.  The facts and circumstances of a given situation may counter this presumption.

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F.	“Fund” means an investment company registered under the Investment Company Act.

G.
“Initial Public Offering (IPO)” means an offering of securities registered under the 1933 Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

H.
“Inside Information” means material, nonpublic information (i.e., information which is not available to investors generally) that a reasonable investor would consider to be important in deciding whether to buy, sell or retain a security, including for example non-public information relating to a pending merger, acquisition, disposition, joint venture, contract award or termination, major lawsuit or claim, earnings announcement or change in dividend policy, significant product development, or the gain or loss of a significant customer or supplier.  Any non-public information may be inside information regardless of whether it is developed internally or obtained from others (e.g., the issuer, current or prospective customers, suppliers or business partners).  Information is considered non-public until the market has had a reasonable time after public announcement to assimilate and react to the information.

I.
“Limited Offering” means an offering that is exempt from registration under the 1933 Act pursuant to Sections 4(2) or 4(6) or Rule 504, 505 or 506.  Limited Offerings are sometimes referred to as private placements of securities.

J.
“Personal Account” means any securities and futures account of an Employee in which the Employee has a direct or pecuniary interest or for which such Employee influences or controls the investment decisions (other than accounts for CNAM, Inc.’s clients, except those clients who fall within the list in the next sentence).  An account established for the benefit of the following will be presumed to be a Personal Account unless the Employee and CNAM,Inc.’s senior management in consultation with the Chief Compliance Officer agree otherwise in writing:

1.	an Employee;

2.	the spouse of an Employee;

3.	any child of any Employee under the age of 21 of an Employee, whether or not residing with the Employee;

4.	any other family member of the Employee residing in the same household with the Employee or to whose financial support the Employee makes a significant contribution; and

5.
any other account in which the Employee has a direct or indirect beneficial interest (e.g. joint accounts, trustee accounts, partnerships, investment clubs, estates or closely held corporations in which the Employee has a beneficial interest).

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K.
“Publicly Traded Security” means any equity or debt instrument traded on an exchange, through NASDAQ or through the “Pink Sheets,” any option to purchase or sell such equity or debt instrument, any index stock or bond group option that includes such equity or debt instrument, and futures contract on stock or bond groups that includes such equity or debt instrument, and any option on such futures contract.  A Publicly Traded Security also means any security traded on foreign security exchanges, and publicly traded shares of registered closed-end investment companies, unit trusts, partnership and similar interests, notes, warrants, or fixed income instruments, and bonds and debt obligations issued by foreign governments, states, or municipalities.

Securities issued by Funds, U.S. treasury bonds, notes and bills, U.S. savings bonds and other instruments issued by the U.S. government, debt instruments issued by a banking institution (such as bankers’ acceptances, certificates of deposit, commercial paper and other high-quality short-term debt instruments, including repurchase agreements) and U.S. and foreign currency (collectively, “Non-covered Securities”) are not considered Publicly Traded Securities for the purpose of this Code.

L.	“Purchase or sale of a security” includes, among other things, the writing of an option to purchase or sell a security.

M.	“Reportable Security” means any Security, except that it does not include:

1.	direct obligations of the Government of the United States;

2.
bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (i.e., any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization), including repurchase agreements;

3.	shares issued by money market funds;

4.	shares issued by open-end funds (except Affiliated Funds); and

5.	shares issued by unit investment trusts that are invested exclusively in one or more open-end Funds (except Affiliated Funds); and

6.	shares of CNC common stock.

N.
“Security” means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including

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any interest therein or based on the value thereof), Exchange Traded Funds (“ETFs,” such as DIAMONDS, iShares, HOLDRs, Qubes (QQQ), Spiders, StreetTracks, and Vipers), Exchange Traded Notes (“ETNs”) or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

O.	“Security Held or to be Acquired” includes:

1.	any Publicly Traded Security which, within five (5) business days prior to any transaction by an Employee:

a.	is or has been held by any client of CNAM, Inc.; or

b.	is being or has been considered by CNAM, Inc. for purchase by any client of CNAM, Inc.; and

2.	any option to purchase or sell, and any security convertible into or exchangeable for, a Publicly Traded Security described in clauses (1) or (2) above.

IV.	INSIDER TRADING

It is unlawful to engage in “Insider Trading.” This means, in general, that no “insider” may (1) purchase or sell a security on the basis of material, nonpublic information or (2) communicate material, nonpublic information about a company to another person where the communication leads to, or is intended to lead to, a purchase or sale of securities of such company.  Employees may receive such information.  As dual employees of CNB, CNAM, Inc. Employees are subject to CNC’s Securities Trading Policy (the “Insider Trading Policy”). A general description of the policy and the penalties for engaging in such trading is set forth below.  Compliance procedures regarding the use of inside information by Employees are also described.

A.	Policy Statement Regarding Insider Trading

CNAM, Inc. continually seeks to maintain a workplace that exemplifies the highest standards of business ethics and integrity. This is one of the cornerstones of the PRIDE principles. This Insider Trading Policy is designed to promote these high ethical values and standards and prevent even the appearance of improper conduct by providing Employees with guidance regarding transactions involving CNC’s securities and securities of CNC’s clients, including the Trust. This policy applies to each of the directors, officers and CNC’s employees, including CNAM, Inc. Employees.

Employees are ultimately responsible for adhering to this policy and avoiding improper trading. If Employees have any questions about this policy or its application to

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a particular situation, Employees should seek additional guidance from the General Counsel’s office.

B.	Procedures to Prevent Insider Trading

Under Federal and state laws, Employees may not buy, sell or make other transfers of securities if they have material information that is not generally known or available to the public. If Employees have material nonpublic information, they also cannot disclose this information to other people who may trade (the "tippee"). If the tippee then buys or sells securities on the basis of that information, Employees may have violated the law even if they do not profit from the tippee's actions. The consequences of violating these laws are severe, both for the Employees and CNAM, Inc.

It is CNAM, Inc.’s policy that if Employees have material nonpublic information about CNC or its affiliates, neither Employees nor any related person (i.e., family members who reside with Employees, anyone else who lives in a Employee’s household, and any family members who do not live in a Employee’s household but whose transactions in CNC securities are directed by Employees or are subject to a Employee’s influence or control such as parents or children who consult with Employees before they trade in CNC securities. Employees are responsible for the transactions of these other persons and therefore should make them aware of the need to confer with that Employee before they trade in CNC’s securities) may:

1.	trade or otherwise exchange securities of CNC or engage in any other transaction to take personal advantage of that information, or

2.	pass that information on to others outside CNC, including family and friends.

In addition, if in the course of working for CNC, Employees learn, obtain or otherwise have access to material nonpublic information about a client, neither Employees nor any related person may trade in that client's securities or disclose that information to others until the information becomes public or is no longer material.

To prevent inadvertent violations of this policy, Employees should not hold CNC securities or securities of a client in a margin account. Any sale of securities in a margin account, whether pursuant to an Employee's instruction, by a Employee’s broker as a result of a margin call or otherwise, will be considered a sale by that Employee.

These trading restrictions apply even if an Employee thinks a transaction is necessary or justifiable for valid independent reasons such as the need to raise money for an emergency. Moreover, remember that anyone scrutinizing the appropriateness of an Employee's transaction will do so after the fact with the benefit of hindsight. Therefore, special care must be taken to avoid even the appearance of inappropriate conduct.

This policy continues to apply to an Employee's transactions in CNC securities even after an Employee has terminated employment. If a Employee is in possession of

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material nonpublic information when that Employee’s employment terminates, that Employee may not trade in CNC securities until that information has become public or is no longer material.

From time to time, in addition to the restrictions set forth in this policy, the General Counsel's office may implement such other temporary trading restrictions as may be necessary and/or appropriate to maintain compliance with applicable laws, and CNC's integrity and standards.

C.	Penalties for Insider Trading

For the purposes of the Insider Trading Policy, consequences of insider trading can be severe:

1.	For Employees who trade on the basis of material nonpublic information (or disclose that information to another party):

a.	A civil penalty of up to three times the amount of profit realized or loss-avoided;

b.	A criminal penalty of up to $1 million; and

c.	Imprisonment for up to 10 years.

2.	For CNAM, Inc. (and possibly supervisory personnel) if it fails to take appropriate steps to prevent unlawful trading:

a.	A civil penalty of the greater of $1 million or three times the amount of the profit realized or loss avoided; and

b.	A criminal penalty of up to $2.5 million.

In addition, failure to comply with the CNC's Insider Trading Policy may subject the Employee to company-imposed sanctions, up to and including termination of employment for cause, whether or not the Employee’s failure to comply results in a violation of law.

D.	Insider Trading Defined

The term “Insider Trading” is generally used to refer to (1) a person’s use of material, nonpublic information in connection with transactions in securities and (2) certain communications of material, nonpublic information.

The laws concerning Insider Trading generally prohibit:

•	The purchase or sale of securities by an insider, on the basis of material, nonpublic information;

•
The purchase or sale of securities by a non-insider, on the basis of material, nonpublic information where the information was disclosed to the non-insider in violation of an insider’s duty to keep the information confidential or was misappropriated; or

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•	The communication of material, nonpublic information in violation of a confidentiality obligation where the information leads to a purchase or sale of securities.

1.	Who is an Insider?

The concept of “insider” is broad.  It generally includes officers, directors, partners, employees and controlling shareholders of a company or other entity.  For the purposes of CNC’s Insider Trading Policy insofar as the policy relates to trading in CNC’s common stock, insiders means CNC’s directors, members of CNC’s Strategy and Planning Committee, and certain other CNC executive officers designated by the General Counsel’s office and approved by CNC’s board of directors.

2.	What is Material Information?

Trading on the basis of inside information is not a basis for liability unless the information is “material.” Material information is generally defined as information that a reasonable investor would likely consider important in making his or her investment decision, or information that is reasonably certain to have a substantial effect on the price of a company’s securities.  Information that should be considered material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidity problems and extraordinary management developments.  Both good and bad news may be material. Material information does not have to relate to a company’s business; it can be significant market information.  For example, a reporter for The Wall Street Journal was found criminally liable for disclosing to others the dates on which reports on various companies would appear in The Wall Street Journal and whether or not those reports would be favorable.

3.	What is Nonpublic Information?

Information is nonpublic unless it has been effectively communicated to the market place.  For information to be considered public, one must be able to point to some fact to show that the information has been generally disseminated to the public.  For example, information found in a report filed with the SEC or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or another publication of general circulation is considered public.  Market rumors are not considered public information.

4.	What is “Trading on the Basis of” Material Nonpublic Information?

Generally, a purchase or sale of a security is made “on the basis of” material nonpublic information about that security or issuer if the person making the purchase or sale was aware of the material nonpublic information when the person made the purchase or sale.

Under CNC’s Insider Trading Policy as it relates to CNC’s common stock, the following transactions are considered “trades”:

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a.	Sale of the securities received upon the exercise of a stock option, including the sale associated with a "cashless" exercise of a stock option;

b.
A  transfer out of or into the CNC stock fund in CNC's Profit Sharing Plan, including withdrawals or loans from CNC's Profit Sharing Plan which are funded, even in part, by a sale from the CNC stock fund;

c.
An election to change the amount or percentage of future contributions (reflecting salary deferral, employer match or employer profit sharing) to CNC's Profit Sharing Plan which is allocated to the CNC stock fund.

The following transactions related to CNC’s common stock are not considered "trades" under CNC’s Insider Trading Policy:

a.	The cash exercise of an in-the-money stock option;

b.	Except during a blackout period, delivery of CNC securities previously owned in payment of the exercise price of a stock option in accordance with the terms of the applicable CNC stock option plan;

c.
The withholding of shares of Employee's vested CNC restricted stock by CNC in an amount that will cover the tax withholding amount on the shares of an Employee’s CNC restricted stock then vesting, thereby reducing the Employee's number of vested shares by an equivalent share amount pursuant to the terms of the Restricted Stock Award Agreement between the Employee and CNC;

d.
Allocation to the CNC stock fund, in accordance with an Employee’s previously designated elections, of contributions (reflecting salary deferral, employer match or employer profit sharing) to CNC's Profit Sharing Plan.

e.	The pledge of securities as collateral for a loan (other than margin debt), although sale by the pledgee following the pledgor's default is a "trade".

f.	Gifts or donations of securities, although there may be situations in which a subsequent sale by the donee would be a "trade".

Speculative trades in CNC securities, such as short sales, including sales for future delivery of stock already owned (sometimes referred to as "short sales against the box"), and transactions in exchange traded options are prohibited at all times.

V.	OTHER CONFIDENTIAL INFORMATION

Certain information obtained by CNAM, Inc. that does not constitute “inside” information still constitutes confidential information that must be protected by CNAM, Inc. and its Employees.  Compliance procedures regarding the use and treatment of that confidential information are set forth below.

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A.	Confidential Information Defined

As noted above, even if CNAM, Inc. and its Employees do not receive material, nonpublic information (i.e., “inside information”), such persons may receive other confidential or sensitive information from or about CNAM, Inc.’s clients, and they will also receive confidential or proprietary information about CNAM, Inc.’s affairs.

“Confidential Information” means any non-public information concerning CNAM, Inc.’s activities or developed by CNAM, Inc. or received by CNAM, Inc. under an express or implied agreement or understanding the information will be treated in confidence or used only for a limited purpose, regardless of whether or not it would be considered to be important by any other person.

Confidential Information may be in written, audio, video or computer readable form, or may be acquired through conversations in which an Employee is a party or which he or she has overheard.  Such Confidential Information may include, among other things, information entrusted to CNAM, Inc. by its clients, including his or her name and related financial information, the names of securities CNAM, Inc. intends to buy or sell, and new product information or business plans.

Given the breadth of the above, all information that an Employee obtains through CNAM, Inc. should be considered confidential unless that information is specifically available to the public.

B.	Policy Statement Regarding Use and Treatment of Confidential Information

All Confidential Information, whatever the source, may be used only in the performance of the Employee’s duties with CNAM, Inc.  Confidential Information may not be used for any personal purpose, including the purchase or sale of securities for a Personal Account.

C.	Procedures Regarding Use and Treatment of Confidential Information

To ensure the highest level of protection and privacy for confidential information, Employees must use caution and assume individual responsibility for, but not limited to, the following activities:

•	Discussing confidential information when using telephones;

•	Transmitting confidential information via facsimile;

•	Printing confidential information at an unattended printer. (Only persons authorized to examine the confidential information being printed shall attend the printer);

•	Discussing, reading, or exposing confidential information on airplanes, public transportation, in restaurants, or while in other public places;

•	Revealing or disclosing system vulnerabilities;

•	Marking all confidential information on a fax cover sheet with the following confidentiality legend:

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The information contained in this facsimile transmission is confidential and may also contain legally privileged information or work product. The information is intended only for the use of the individual or entity to whom it is addressed. If you are not the intended recipient or the employee or agent responsible to deliver it to the intended recipient, you are hereby notified that any use, dissemination, distribution, or copying of this communication is strictly prohibited. If you have received this facsimile transmission in error, please notify the sender immediately by telephone and return the original message to us by mail. Thank you.

VI.	PERSONAL TRADING

A.	Fiduciary Duty to Avoid Conflicts of Interest with Client Accounts

Because CNAM, Inc. and each of its Employees is a fiduciary of CNAM, Inc.’s clients, such persons must avoid actual and apparent conflicts of interest with CNAM, Inc.’s clients. An actual or apparent conflict of interest could arise when both an Employee and CNAM, Inc., on behalf of a client, engage in a transaction involving the same security.  A client’s interest takes precedence over the personal interests of CNAM, Inc. and its Employees. If a potential or actual conflict arises, CNAM, Inc. will investigate and determine if the client’s interests could be or were adversely affected in any way. If so, an appropriate remedy will be provided to the client. An Employee who becomes aware of a conflict of interest or potential conflict involving the Trust, should bring it to the attention of CNAM, Inc.’s Chief Compliance Officer (“CCO”).

Conflicts of interest also may arise when an Employee becomes aware of Limited Offerings, such as private placements, or offerings in interests in limited partnerships or any thinly traded securities, whether public or private. Because of the inherent potential for conflict, Limited Offerings demand extreme care and are subject to closer scrutiny in the pre-approval procedures discussed below.

B.	Policy Statement Regarding Personal Trading

CNAM, Inc. recognizes that the personal investment transactions of its Employees and members of their immediate families demand the application of a strict code of ethics. Consequently, CNAM, Inc. requires that all personal investment transactions be carried out in a manner that will not endanger the interest of any client or create any apparent or actual conflict of interest between CNAM, Inc. and its Employees, on the one hand, and the client, on the other hand. Thus, CNAM, Inc. has adopted the procedures set forth below.

C.	Personal Account Exemptions for Publicly Traded Securities

If an Employee certifies in writing that:

1.	the certifying Employee does not influence the investment decisions for any specified account of a spouse, child or dependent person; and

2.	the person or persons making the investment decisions for such account do not make such decisions, in whole or in part, upon information that the

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certifying Employee has provided, CNAM, Inc.’s senior management, in consultation with the Chief Compliance Officer may determine that such an account is not the Employee’s Personal Account and that purchases and sales of Publicly Traded Securities for such account are not subject to the pre-clearance requirements of this Code set forth below.

Similarly, if an Employee certifies in writing that trading in an account in which he or she has direct or indirect beneficial ownership is managed by someone other than the Employee, such as a third party who exercises complete investment discretion in managing the account, CNAM, Inc.’s senior management, in consultation with the Chief Compliance Officer, may determine that purchases and sales of Publicly Traded Securities for such account are not subject to the pre-clearance requirements of this Code set forth below. In addition, the CCO may at his or her discretion, require written verification by the third party involved in the management of the account in certain circumstances. If the Employee has any role in the managing the account, then this exception does not apply.

Securities held or traded in an excepted account are nonetheless required to be included in the Employee’s initial, annual and quarterly reports.  Any actual or appearance of a conflict of interest in the trading in the Employee’s excepted accounts may render these accounts subject to all of the provisions of this Code.

D.	Personal Trading Prohibitions and Restrictions

1.	Blackout Period Applicable to CNC Securities

Under CNC’s Securities Trading Policy, to avoid even the appearance of trading while aware of nonpublic information, CNC has established a quarterly blackout period with respect to CNC securities that commences at the close of trading on the twentieth (20) calendar day of the last month of a fiscal quarter and ends at the opening of trading on the third full trading day after public dissemination of the CNC's earnings release for that quarter. Employees and their related persons may not trade in CNC securities during a quarterly blackout period. Any outstanding orders, including "good until canceled" limit orders, must be canceled prior to the beginning of a quarterly blackout period.

2.	Ban on Excessive Trading of Affiliated Funds

Employees are prohibited from engaging in excessive trading of the shares of the Trust, other than its money market series, to take advantage of short-term market movements. Excessive trading, such as frequent patterns of exchanges occurring within several months, could involve actual or potential harm to the Trust’s shareholders.  Such prohibition also applies to transactions by the Employee’s spouse, minor children, a relative that shares the Employees home, or any trust or custodianship for which the Employee serves as trustee or custodian. All such transactions shall be reviewed by the Chief Compliance Officer. Any potential violations shall be reported to CNAM, Inc.’s senior management which, in consultation with the Chief Compliance Officer, will determine appropriate action, including, but not limited to, disgorgement of profits.

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3.	Exceptions to Ban on Excessive Trading of Affiliated Funds

Any shares of Affiliated Funds purchased through an automated reinvestment plan (e.g., a dividend reinvestment plan) and redemption of shares from such plans shall not be deemed to be in violation of the ban on excessive trading of Affiliated Funds.

4.	Ban on Short-Term Trading Profits

Employees are expected to refrain from trading for short term profits.  To discourage such trading, all profits realized from transactions of Reportable Securities within a period of thirty (30) days from the date of such an Employee’s most recent opening transaction in that security (e.g., the most recent acquisition in the case of a sale, the opening of a short position in the case of a cover transaction), shall be reviewed by the Chief Compliance Officer.  Any potential violations shall be reported to CNAM, Inc.’s senior management which, in consultation with the Chief Compliance Officer, will determine appropriate action, including, but not limited to disgorgement of profits. If the position is being sold at a loss, the 30 day holding period will be waived.  Day Trading (buying and selling in the same security on the same business day) of any Security is strictly prohibited.

5.	Exceptions to Ban on Short-Term Trading Profits

Any Reportable Securities purchased through an automated reinvestment plan (e.g., a dividend reinvestment plan, shares of CNC common stock through CNC’s profit sharing plan, or other 401(k) plan) and redemption of shares from such plans shall not deemed to be in violation of the ban on short-term trading profits.

E.	Procedures Regarding Personal Trading

1.	Pre-Clearance

Pre-clearance is intended to protect both CNAM, Inc. and its Employees from even the appearance of impropriety with respect to any personal transactions. Pre-clearance forms must be approved by a Trader and the Chief Investment Officer or his or her designee (i.e., a member of senior management or the Chief Compliance Officer).If you have any doubt as to whether the pre-clearance requirement applies to a particular security, please check with the Chief Compliance Officer before entering into that transaction.

CNAM, Inc. requires written pre-clearance of:

a.
purchases and sales of all Reportable Securities of $25,000 or more per issuer on any business day if such issuer’s capitalization is below $5 billion at the time of execution and are or will be held in an Employee’s Personal Account (the “De Minimis Exception”);  and

b.	purchases and sales of all Limited Offerings or IPOs that are or will be beneficially owned by its Employees.

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The pre-clearance requirement is satisfied by completing the appropriate pre-clearance form. The Personal Trading Authorization Form (TR-181): Intention to Execute Employee Personal Trades in Publicly Traded Securities (the “Pre-clearance Form”) is to be used in most cases, with the exception of investments in Limited Offerings or IPOs, which requires completion of the Intention to Participate in a Limited Investment Opportunity form (the “Limited Investment Opportunity Form”).  A copy of each form is attached as Exhibit A.  CNAM, Inc. will treat the pre-clearance process as Confidential Information and will not disclose this information except as required by law or for appropriate business purposes, and Employees must do the same with respect to approvals or denials of any request for pre-clearance.

As part of the pre-clearance process, each Employee wishing to buy or sell a security for a Personal Account must first confirm that he or she is not in receipt of any material, nonpublic information (i.e., “inside information”) regarding that security. Pre-clearance is not automatically granted for every trade. Trades for Personal Accounts generally must be consistent with recommendations and actions that CNAM, Inc. has taken on behalf of the Trust.  Therefore, without the prior approval of a senior officer, an Employee may not take a position in a security contrary to the position taken by CNAM, Inc. for its clients.

Approval of a trade in a Personal Account means that, to the best of the senior officer’s knowledge:

•
The security has not been considered for purchase or sale by any series of the Trust and a recommendation to purchase or sell the security has not been made five (5) business days prior to the Employee’s intended transaction in the same security.

•	The security is not in the process of being purchased or sold for a series of the Trust, unless:

a.	such purchases or sales have been substantially completed at least five (5) days prior to the Employee’s intended transaction; or

b.	the transaction in the Personal Account will be aggregated with trades for one or more series of the Trust, in accordance with CNAM, Inc.’s Trade Allocation Procedures.

2.	Execution of Trades

A Pre-clearance Form must be completed on the day the Employee intends to initiate a transaction and the trade must be executed on that day.  If for some reason an Employee cannot initiate trade instructions on that date, or the trade cannot be executed on that date, a new form must be completed and the appropriate authorization must be obtained again. “Same day trading authorization” means:

a.
If clearance is granted at a time when the principal market in which the security trades is open, clearance is effective for the remainder of that trading day until the opening of that market on the following day.

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b.
If clearance is granted at a time when the principal market in which that security trades is closed, clearance is effective for the next trading day until the opening of that market on the day following such next trading day.

If the Employee is denied pre-approval to execute a purchase or sale of a Reportable Security, the Employee may not execute a transaction pursuant to a De Minimis Exception (i.e., less than $25,000) in that Reportable Security without pre-approval, for a period of five (5) business days after the date the pre-approval request was denied.

3.	Limited Investment Opportunities

When an Employee intends to effect a transaction that is an investment in a Limited Offering (e.g., a private placement, limited partnership (including hedge funds)), an IPO or any thinly traded public security (each, a “Limited Investment Opportunity”), the Employee must first consider whether or not the planned investment is one that is appropriate for the Trust. Generally, CNAM, Inc.’s strategies would not include Limited Investment Opportunities.  However, if a client’s account restrictions do not prohibit the acquisition of the security, the Limited Investment Opportunity may be an appropriate investment for the client. Therefore, the Employee must complete the Limited Investment Opportunity Form (attached as Exhibit A) and, through the Form, bring the Limited Investment Opportunity to the attention of the Senior Manager, to allow him or her to determine if the Limited Investment Opportunity should be offered to the CNAM, Inc.’s clients.  Employees should be aware that completion of the Limited Investment Opportunity Form serves as confirmation that the Employee has considered the interests of CNAM, Inc.’s clients.

An Employee must complete a Limited Investment Opportunity Form for all transactions in which an Employee may acquire beneficial ownership in the security being offered by the Limited Offering, regardless of whether or not such security will be held in the Employee’s Personal Account.

The date on which the Limited Investment Opportunity Form is completed will generally be considered to be the trade date.  However, in many cases, the trade date may not have been established by the issuer or seller of the Limited Offering or IPO at the time the trade is initiated.  The Employee should then indicate that the trade date will be the date on which the seller or issuer finalizes the trade.  As long as the Limited Investment Opportunity Form is completed within 15 days prior to the closing date of the transaction, the Employee will be considered to be in compliance with this Code.  This is also the case if an Employee is the seller of a security originally purchased by such Employee in a Limited Investment Opportunity such as a Limited Offering.

4.	Exceptions to the Pre-clearance Requirements

The following types of investments are not required to be pre-cleared.  However, none of the transactions listed below are exempt from the periodic reporting requirements discussed below.

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•
Blocked Trades.  If a proposed trade in a security for a Personal Account is blocked with client trades in that security in compliance with CNAM, Inc.’s Trade Allocation Procedures, the trade may be executed without obtaining pre-approval on the standard form and without determining that the proposed trade complies with the requirements above.  However, such transactions must be reported on the Employee’s Quarterly Transaction Report, and any holdings acquired in this manner must also be reported on the Annual Holdings Report.

•
Non-Volitional Transactions.  The pre-clearance requirements do not apply to transactions as to which an Employee does not exercise investment discretion at the time of the transaction.  For example, if a security owned by an Employee is called by the issuer of that security, the transaction does not have to be pre-cleared and the security may be delivered without pre-clearance.  Similarly, if an option written by an Employee is exercised, then the stock may be delivered pursuant to that option without pre-clearing the transaction.  If the rules of an exchange provide for automatic exercise or liquidation of an in-the-money derivative instrument upon expiration, the exercise or liquidation of that position by the exchange does not require pre-clearance.  All non-volitional transactions are required to be reported on the Employee’s Quarterly Transaction Report and, if necessary, the Annual Holdings Report.

•
Automated Investment Plans.  Purchases that are part of an established periodic Automated Investment Plan do not have to be pre-cleared, but participation in the plan should be pre-cleared prior to the first purchase.  If an Employee’s spouse participates in such a plan at his or her place of employment, the Employee must notify the Chief Compliance Officer of the spouse’s participation in the plan upon commencement of employment, or upon the spouse’s commencement of participation in the plan.  Investments made through an automated investment plan must be reported on an Employee’s Quarterly Transaction Report and on his or her Annual Holdings Report.

An Employee’s participation in CNC’s Profit Sharing Plan (the “Plan”) and any transactions pursuant to automatic payroll deductions in the Plan will be reported directly to the Chief Compliance Officer by the Plan’s record keeper. Employees are not required to report these transactions. However, Employees may opt out of having the Plan record keeper report these transactions. If the Employee elects to opt out, he or she must notify the Chief Compliance Officer in writing and will be subject to the Code’s periodic reporting requirements set forth under Section VI-F below.

•
Tender Offers.  Tendering shares pursuant to a public tender offer is subject to special rules. If the tender offer is for 100% of the outstanding shares of a particular class, pre-clearance is not required with respect to securities of that class.  If the tender offer is for less than 100% of the

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outstanding shares of a particular class, pre-clearance is required. (CNAM, Inc. may be participating in the transaction on behalf of client accounts and an employee’s participation could reduce the number of shares able to be tendered on behalf of a client.) In either case, tender offers must be reported on an Employee’s Quarterly Transaction Report and, if necessary, the Annual Holdings Report.

F.	Reports of Personal Transactions (for All Reportable Securities)

1.      Submission of Reports.  In order for CNAM, Inc. to monitor compliance with this Code, each Employee shall submit, or shall cause to be submitted, to the Chief Compliance Officer the following reports:

a.
Initial Holdings Report.  Each Employee shall submit to the Chief Compliance Officer a complete and accurate Initial Holdings Report in the form attached hereto as Exhibit B within 10 days of becoming an Employee, with information current as of a date no more than 45 days prior to the date of his or her employment. The Initial Holdings Report includes all Reportable Securities the Employee had any direct or indirect beneficial ownership of upon commencement of employment by CNAM, Inc., regardless of whether or not the Reportable Securities are held in the Employee’s Personal Account.  The Initial Holdings Report must contain, at a minimum, the following information:

•	The name of each Reportable Security and type of security.

•	As applicable, the ticker symbol or CUSIP number.

•	As applicable, the number of shares or principal amount of each Reportable Security.

•	The name of any broker, dealer or bank with which the Employee maintains an account in which any Reportable Securities.

•	The employee’s signature and the date the Initial Holdings Report is being submitted.

b.
Duplicate Account Statements. Each Employee shall provide to the Chief Compliance Officer or his or her designee at least quarterly, copies of account statements from his or her brokers or other custodians for each of his or her Personal Accounts regardless of whether any trading activity took place in the Personal Account during the quarter.  Alternatively, each Employee may cause all of his or her broker or other custodians to submit at least quarterly account statements for each of his or her Personal Accounts to the Chief Compliance Officer or his or her designee. A form letter to be used for this purpose is attached hereto as Exhibit C.

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c.
Quarterly Transaction Reports.  Each Employee must submit Quarterly Transactions Reports in the form attached as Exhibit D within 30 days of each calendar quarter end for all transactions during the quarter in Reportable Securities.  The Quarterly Transaction Reports must contain, at a minimum, the following information:

•	The trade date of the transaction and the name of each Reportable Security.

•	As applicable, the ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each Reportable Security.

•	The nature of the transaction (i.e., purchase, sale or other type of acquisition or disposition).

•	The price of the Reportable Security at which the transaction was effected.

•	The name of the broker, dealer, bank or transfer agent with or through which the transaction was effected.

•	The signature of the Employee and the date the report is being submitted.

•
With respect to any account established by the Employee in which any securities were held during the quarter for the direct or indirect benefit of the Employee: the name of the broker/dealer or bank with whom the account was established, and the date the account was established.

Note: The Employee is not required to provide this information if the report would duplicate information contained in broker trade confirms or account statements, so long as the information is received within 30 days of each calendar quarter end.

d.
Annual Holdings Report.  Each Employee shall submit a complete and accurate Annual Holdings Report in the form attached hereto as Exhibit E. The Annual Holdings Report is due by July 31st of each year and the information in the Annual Holdings Report must be current as of a date no more than 45 days prior to the date the Annual Holdings Report is submitted.  At a minimum, the Annual Holdings Report must contain the same information as required in the Initial Holdings Report.

2.      Review and Retention of Reports. The Chief Compliance Officer shall review each, transaction report and holdings report, and compare the transactions reported against the Pre-approval Forms that were prepared during the month or the quarter, as the case

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may be, to determine whether any violations of CNAM, Inc.’s policies or of the applicable securities laws took place.  If there are any discrepancies between trade confirmations and Pre-approval Forms, the Chief Compliance Officer shall contact such Employee to resolve the discrepancy.  Upon discovering a violation of these procedures, CNAM, Inc. may impose such sanctions as it deems appropriate, including a letter of censure or suspension, a fine or termination of the employment of the violator. Where a violation of procedures affects a client account, CNAM, Inc. may require the trade to be unwound and any profits disgorged to the client account.

VII.	OTHER BUSINESS CONDUCT

A.	Directorships Require Approval

Employees should discuss with the CNAM, Inc.’s senior management and the Chief Compliance Officer any invitations to serve on the board of directors for any private or public operating company (non-profits, excepted). Care in this area is necessary because of the potential conflict of interest involved and the potential impediment created for accounts managed by CNAM, Inc. in situations where Employees serving on boards obtain material nonpublic information in connection with their directorship, thereby effectively precluding the investment freedom that otherwise would be available to CNAM, Inc.’s clients.  Each Employee should advise the Chief Compliance Officer annually of any operating company directorship held by that Employee.

B.	No Special Favors

No Employee may purchase or sell securities pursuant to any reciprocal arrangement arising from the allocation of brokerage or any other business dealings with a third party.  Accepting information on or access to personal investments as an inducement to doing business with a specific broker on behalf of clients of CNAM, Inc. – regardless of the form the favor takes – is strictly prohibited.  Personal transactions which create the appearance of special favoritism should be avoided.

C.	Restrictions on Gifts

1.
Policy Statement.  A conflict of interest occurs when the personal interests of Employees interfere or could potentially interfere with their responsibilities to CNAM, Inc. and its clients. The overriding principle is that Employees should not accept inappropriate gifts, favors, entertainment, special accommodations, or other things of material value that could influence their decision-making or make them feel beholden to a person or firm. Similarly, Employees should not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client feel beholden to the firm or the supervised person.

2.	De Minimis Gifts. From time to time CNAM, Inc. and/or Employees may receive gifts from third parties. Any gift received that has a value in excess of

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a de minimis amount (generally $150) should not be accepted. Each Employee is responsible for determining the value of gifts received from third parties and whether a particular gift has de minimis value in the circumstances.  However, Employees are reminded that the perception of a gift’s value by others is as important as the assessment of the gift’s value in the Employee’s judgment.

Employees are permitted to accept a gift or benefit, if all of the following are true:

a.	The gift or benefit is unsolicited.

b.
The value of the gift or benefit is nominal. To be considered nominal, gifts or benefits from any person must have an apparent retail value of $150 or less within a period of six months. Reasonable social entertainment, such as meals, sporting events, or other social events, is generally considered to be of nominal value. Travel expenses, including but not limited to accommodations, may be reimbursed by a client or other third party if such expenses would otherwise be reimbursed by CNB as a reasonable business expense. Personal travel expenses, vacations, and unusually lavish entertainment are not considered nominal.

c.
It is clear from the circumstances that the giver is not attempting to influence the Employee with respect to any CNB service (or the terms or conditions on which any service is provided) or seeking any information from the Employee.

d.
Gifts of cash or any cash equivalent are contrary to CNB policy, regardless of amount. A gift certificate, savings bond, stock, or other security is a cash equivalent. If a client offers a gift of cash or a cash equivalent to a Employee, the Employee may suggest that the amount be donated instead to a charitable organization of the client's choosing.

e.	Gifts based on family or other personal relationships that are clearly independent of any banking transaction or relationship with CNB are generally not prohibited by this Code.

If a gift in violation of this policy is offered to an Employee, it must be politely but firmly declined or promptly returned to the giver with an explanation of this policy, and reported in writing to the Employee's division head or Human Resources Division Head and a copy provided to the Chief Compliance Officer.

From time to time, CNAM, Inc. and/or Employees may give or offer gifts to existing clients, prospective clients, or any entity that does business with or on behalf of CNAM, Inc. If the gift has a value in excess of a de minimis amount, such gift must be pre-approved by CNAM, Inc.’s senior management and reported to the Chief Compliance Officer.

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3.      Entertainment.  No Employee may provide or accept extravagant or excessive entertainment to or from a client, prospective client, or any person or entity that does or seeks to do business with or on behalf of CNAM, Inc. Employees may provide or accept a business entertainment event, such as dinner or a sporting event, of reasonable value, if the person or entity providing the entertainment is present.

VIII.	MISCELLANEOUS

A.	Importance Of Adherence To Procedures

It is very important that all Employees adhere strictly to this Code.  Any violations may result in serious sanctions, including dismissal from CNAM, Inc.

B.	Interpretations and Exceptions

CNAM, Inc.’s senior management, in consultation with CNB’s Legal/Compliance Department shall have the right to make final and binding interpretations of the Code and may grant, using its discretion, exceptions to certain of the personal trading prohibitions and restrictions described in Section VI D. above. A memorandum regarding the granting of any such exception shall be retained in the respective Employee’s file. Each Employee must obtain approval from the Chief Executive Officer or his designee, or the Chief Compliance Officer before taking any action regarding such an exception.

A member of CNAM, Inc.’s senior management or any other person designated (who may or not be a CNAM, Inc. employee. (e.g., CNB’s Chief Compliance Officer) is responsible for reviewing the CCO’s personal trading reports required under the Code. If the CCO is in violation of the Code, CNAM, Inc.’s senior management will determine appropriate action.

C.	Annual Circulation/Certification of Receipt of Code and Amendments

This Code shall be circulated at least annually to all Employees, and at least annually each Employee shall be asked to certify in writing pursuant to the form attached hereto as Exhibit F that he or she has received and followed this Code.  Each Employee will also be asked to certify to the receipt of any amendments to the Code circulated during the year.

D.	Obligations Related to Registered Investment Companies

A person who is both a trustee or officer of a registered investment company for which CNAM, Inc. serves as investment adviser (e.g., the Trust), and an Employee of CNAM, Inc. is only required to report under, and otherwise comply with, this Code of Ethics, and is not required to report under the investment companies code of ethics.

1.	Periodic Reporting. As an adviser to a registered investment company CNAM, Inc. must:

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a.	Provide the board of directors/trustees of the registered investment company a copy of its code of ethics adopted pursuant to Rule 17j-1 and Rule 204A-1;

b.	Promptly furnish to the registered investment company, upon request, copies of any reports made under CANM, Inc.’s Code by any person who is also covered by the investment company’s code of ethics;

c.	Provide the registered investment company a copy of any material amendments to CNAM, Inc.’s Code within six (6) months of effecting such changes; and

d.	Promptly furnish to the registered investment company all material information regarding any material violation of CNAM, Inc.’s Code by an Employee.

2.
Annual Certification. At least annually, CNAM, Inc. must certify in the form attached as Exhibit G to the board of directors/trustees of the registered investment company that CNAM, Inc. has adopted procedures reasonably necessary to prevent its Employees from violating the Code.

E.	Reporting of Violation of the Code

All Employees should report promptly to the Chief Compliance Officer any violation of this Code.  All such reports will be treated confidentially to the extent permitted by law and CNAM, Inc. shall not retaliate against any individual who reports a violation of this Code.

Employees are reminded of the availability of the CNB’s anonymous whistleblower hotline for the reporting of violations of law, accounting, and auditing matters: 1-800-417-0009.

CNC and CNB are committed to providing a workplace which is open to discussion and improvement of its business practices. Facilitating this open discussion is essential to achieving CNC’s goal of a workplace that exemplifies the highest standards of business ethics and integrity.

This is also a reminder to Employees that special procedures have been established to facilitate the reporting of colleague concerns and complaints relating to any potential or actual corporate fraud, violation of applicable law, or any questionable activity relating to accounting controls, internal controls, disclosure controls or auditing matters. Additional information on how to file a complaint can be found in “How to File a Complaint on Suspected Violation of Law, Accounting and Auditing Matters” on CNB’s internal website http://www.cityweb.cityntl.com/.

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F.	Retention of Records

CNAM, Inc. shall retain all documents produced by the Chief Compliance Officer as required by this Code and all documents required to be submitted by Employees under this Code, including any documents referred to or incorporated herein, as part of the books and records required by the Advisers Act and the rules thereunder.

G.	Questions

Any questions regarding this Code should be referred to the Chief Compliance Officer.

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Exhibit A
Personal Trading Authorization Form:
Intention to Execute Employee Personal Trades in Publicly Traded Securities

Employee Name:				Account Name:				Date:

Date	Buy	Sell	Shares/Principal Amount >$25,000	Market Cap = <$5B		Security Name	Symbol	Broker	Price
				Yes	No

Blackout Period

I confirm that I will not knowingly effect a trade date for the purchase or sale of the securities listed above if such trade date is five (5) business days before a transaction in the same security will be effected or has been effected by any series of the CNI Charter Funds.

Prohibition on Selling Recently-Acquired Reportable Securities

I represent that the securities listed above for which authorization to sell is being requested were held in the account for a minimum of 30 days prior to the proposed trade date for this transaction.
Conflicts of Interest

I confirm that I am not in possession of any Inside Information (as defined in CNAM, Inc.’s Code of Ethics) concerning this security or its issuer.

Employee Signature:

Who should submit this form?	What trades require approval?
All Employees.	Reportable Securities, including stocks, bonds, options, subject to certain exceptions (i.e., trades below $25,000 in issuers with market caps in excess of $5B do not require approval).
When should this form be submitted?	What trades do not require approval?
Before the trade is placed.
CDs, commercial paper, open-end mutual funds (other than series of the Trust or Affiliated Funds), banker acceptances, U.S. Government bonds, unit investment trusts that invest in one or more open end funds.

Whose trades are covered?	Are short-term trades acceptable?
Trades for Personal Accounts, including any account in which an Employee has a beneficial interest and each and every account for which an Employee, an Employee’s spouse, minor child or other dependent influences or controls investment decisions.

Employees are expected to not trade for short-term profits. All trades in Reportable Securities are subject to a 30-day holding period, except with respect to shares acquired through an automated dividend reinvestment plan.

How long is approval valid?	Are contrary positions acceptable?
The trade must be executed on the day approval is given.	Contrary positions will not be approved except in special circumstances.
Who grants the approval?	How is approval granted?
1) The Trader and 2) Chief Executive Officer or his designee, or the Chief Compliance Officer.	If approved, a copy of this form will be delivered to the Employee promptly and may be preceded by electronic confirmation and approval.

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The Code of Ethics is designed to avoid the actual or apparent conflicts of interest between the interests of  CNAM, Inc.’s Employees and the interests of its clients.  The guidelines presented above, address the most commonly asked questions.  Please refer to the Code of Ethics for a complete explanation of these and other issues, or contact the Chief Compliance Officer directly.

Approval Approval has been granted for the above transaction(s) in accordance with the current Code of Ethics.

Trader’s Signature	Date

Manager’s or CCO’s Signature	Date

CITY NATIONAL ASSET MANAGEMENT, INC.
COMPLIANCE MANUAL

APPENDIX P
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Exhibit A
Intention to Participate in a Limited Investment Opportunity

Employee Name:	Account Name:	Date:

Estimated Date of Transaction	Buy	Sell	Shares/ Amount	Security Name	Broker	Price

I confirm that I am not in possession of any Inside Information (as defined in CNAM, Inc.’s Code of Ethics) concerning this security or its issuer.

Employee Signature:

Whose trades are covered?	What trades require approval?
Trades for Personal Accounts, including any account in which an Employee has a beneficial interest and each and every account for which an Employee, an Employee’s spouse, minor child or other dependent influences or controls investment decisions.
Limited offerings and IPOs, as defined in the Code of Ethics.
How long is approval valid?	Are contrary positions acceptable?
Generally, the trade must be executed on the day approval is given. (See Code of Ethics Section VI.E.3.)	Contrary positions will not be approved except in special circumstances.
Who grants the approval?	How is approval granted?
1) The Trader and 2) the Chief Executive Officer or his designee, or the Chief Compliance Officer.	If approved, a copy of this form will be delivered to the Employee promptly and may be preceded by electronic confirmation and approval.

The Code of Ethics is designed to avoid the actual or apparent conflicts of interest between the interests of CNAM, Inc.’s Employees and the interests of its clients. The guidelines presented above address the most commonly asked questions. Please refer to the Code of Ethics for a complete explanation of these and other issues, or contact the Chief Compliance Officer directly.

Approval

Approval has been granted for the above transaction(s) in accordance with the current Code of Ethics.

Trader’s Signature	Date

Manager’s or CCO’s Signature	Date

CITY NATIONAL ASSET MANAGEMENT, INC.
COMPLIANCE MANUAL

APPENDIX P
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Exhibit B
INITIAL HOLDINGS REPORT
(This report must be submitted within ten days of becoming an Access Person.)

Name of Reporting Person:

Date Person Became Subject to the Code’s Reporting Requirements:

Date Report Due:

Date Report Submitted:

Note: In lieu of completing sections 1 and 2 below, you may attach duplicate copies of your most recent brokerage or custodian statements provided they are current within 45 days of the date of this report and sign below certifying that all required information has been provided.

1.	Securities Holdings
Name of Issuer, Title of Security, and exchange ticker symbol or CUSIP number, if applicable	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)

2.	Brokerage/Custody Accounts
Name of Institution and Account Holder’s Name (i.e., you, spouse, child)	Account Number	Have you requested duplicate statements?

I certify that I have included on this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics.

Signature		Date

Reviewed by:

Name:
	[Print Name]	Date
Chief Compliance Officer or Designee

Signature:

B-1

CITY NATIONAL ASSET MANAGEMENT, INC.
COMPLIANCE MANUAL

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Exhibit C
Form of Authorization Letter

[Date]
[Broker name and address]
RE:  [Employee]

Dear Sir or Madam:

Please be advised that I am an employee of City National Asset Management, Inc. (“CNAM, Inc.”) an investment adviser registered with the Securities and Exchange Commission. Please send duplicate account statements to the attention of:

[Name]
Chief Compliance Officer
City National Asset Management, Inc.
555 South Flower Street, 18th Floor
Los Angeles, CA 90071

This request is made pursuant to the personal trading policies of CNAM, Inc. as required under federal and state law.

Thank you for your cooperation.

Sincerely,

Authorization by Employee:
[name of employee]

cc:  [Chief Compliance Officer]

C-1

CITY NATIONAL ASSET MANAGEMENT, INC.
COMPLIANCE MANUAL

APPENDIX P
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Exhibit D
QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT
(This report must be submitted within 30 days following the end of each calendar quarter.)

Employee:
Calendar Quarter Ended:
Date Report Due:

1.	Transactions in Reportable Securities
Trade Date	Name of Issuer and Title of Security	Ticker Symbol/CUSIP	No. of Shares/ Principal Amount	Maturity Date & Interest Rate (if applicable)	Type of Transaction (Buy/Sell)	Unit Price	Broker, Dealer or Bank Effecting Transaction

2.	Transactions in Limited Offerings (includes Private Placements, Hedge Funds, IPOs and Other Offerings Not Publicly Available)
Trade Date	Name of Issuer and Title of Security	Ticker Symbol/CUSIP	No. of Shares/ Principal Amount	Maturity Date & Interest Rat (if applicable)	Type of Transaction (Buy/Sell)	Unit Price	Broker, Dealer or Bank Effecting Transaction

3.	Brokerage/Custody Accounts Opened During Quarter
Name of Institution & Account Holder’s Name (i.e., you, spouse, child)	Account Number	Have you requested duplicate statements?

☐	I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.
☐	I certify that I have requested duplicate statements of all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

Signature                                                                                Date

D-1

CITY NATIONAL ASSET MANAGEMENT, INC.
COMPLIANCE MANUAL

APPENDIX P
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Reviewed By:

Name:
            Chief Compliance Officer or Designee

Signature                                                                              Date

D-2

CITY NATIONAL ASSET MANAGEMENT, INC.
COMPLIANCE MANUAL

APPENDIX P
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Exhibit E
ANNUAL HOLDINGS REPORT
(This report must be accurate within 45 days of submission)

Employee:

Note: In lieu of completing sections 1 and 2 below, you may attach duplicate copies of your most recent brokerage or custodian statements provided they are current within 45 days of the date of this report and sign below certifying that all required information has been provided.

1.	Securities Holdings
Name of Issuer, Title of Security, and exchange ticker symbol or CUSIP number, if applicable	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)

2.	Brokerage/Custody Accounts
Name of Institution and Account Holder’s Name (i.e., you, spouse, child)	Account Number	Have you requested duplicate statements?

I hereby certify that during the 12 months ended                                                                                     , I have complied with my obligations under the Code of Ethics as in effect during that period, including the obligations not to purchase or sell Publicly Traded Securities on the basis of “insider information” and to provide CNAM, Inc. with duplicate trade confirmations and quarterly reports reflecting all purchases and sales of Reportable Securities for my Personal Accounts.

Signature		Date

Reviewed by:

Name:
[Print Name]
Chief Compliance Officer or Designee

Signature:		Date

E-1

CITY NATIONAL ASSET MANAGEMENT, INC.
COMPLIANCE MANUAL

APPENDIX P
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Exhibit F
ANNUAL CERTIFICATION

I certify that I:	(i)	have received, read and reviewed the Adviser’s Code of Ethics (the “Code”);
(ii)	understand the policies and procedures in the Code;
(iii)	recognize that I am subject to such policies and procedures;
(iv)	understand the penalties for non-compliance;
(v)	have complied with the Code and any applicable reporting requirements during this past year;
(vi)	have fully disclosed below any exceptions, not previously reported, to my compliance with the Code;
(vii)	will fully comply with the Code; and
(vi)	have fully and accurately completed this Certificate.

EXCEPTION(S):

Signature:

Print Name:

Date Submitted:

Date Due:

F-1

CITY NATIONAL ASSET MANAGEMENT, INC.
COMPLIANCE MANUAL

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Exhibit G
INVESTMENT ADVISER CERTIFICATION

CITY NATIONAL ASSET MANAGEMENT, INC.

CERTIFICATION PURSUANT TO RULE 17j-1

This Certificate is furnished by City National Asset Management, Inc. (the “Adviser”), pursuant to Rule 17j-1 (the “Rule”) of the Investment Company Act of 1940, as amended, to the Board of Trustees of CNI Charter Funds (the “Trust”).

The undersigned, ______________________, in his or her capacity as ___________________ of the Adviser, hereby certifies on behalf of the Adviser that:

1.  The Adviser has adopted a Code of Ethics (the “Code”) covering the Adviser, pursuant to, and in compliance with, Rule 17j-1 under the Investment Company Act of 1940;

2.  The Adviser has adopted procedures reasonably necessary to prevent its access persons from violating its Code;

3.  The Adviser’s Code of Ethics contains provisions reasonably necessary to prevent access persons from violating Rule 17j-1(b);

4.  In accordance with Rule 17j-1, the Adviser has submitted its Code to the Trust’s Board of Trustees for approval.

5.  During this past year, the Adviser has submitted to the Trust’s Board of Trustees any and all amendments to its Code within six months of the change;

6.  All access persons required to report under the Code have done so in compliance with the Code (and/or related procedures) and Rule 17j-1; and

7.  All of the Adviser’s material violations of the Code and any sanctions imposed in response to such violations have been reported to the Trust’s Board of Trustees in compliance with Rule 17j-1 and the Adviser’s Code.

Witness my hand this ____ day of ______, _____.

CITY NATIONAL ASSET MANAGEMENT, INC.

By:
Name
                  Title

G-1